Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

PHILADELPHIA ENERGY SOLUTIONS INC.,

PESC COMPANY, LP,

AND

THE STOCKHOLDERS IDENTIFIED ON SCHEDULE 1 HERETO

DATED AS OF [•], 2015

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (the “Agreement”), dated as of [•], 2015, is made by and among Philadelphia Energy Solutions Inc., a Delaware corporation (the “Corporation”), PESC Company, LP, a Delaware limited partnership (“PESC Company”), and the Carlyle Fund Stockholders (as defined herein).

WHEREAS, the Corporation is contemplating an offer and sale of its shares of Class A common stock, par value $0.001 per share (the “Class A Common Stock”), to the public in an underwritten initial public offering (the “IPO”);

WHEREAS, in connection with the IPO, PESC Company will enter into that certain Second Amended and Restated Limited Liability Company Agreement of Philadelphia Energy Solutions LLC, a Delaware limited liability company (“PES LLC”) (such agreement, as it may be amended, restated, amended and restated, supplemented or otherwise modified form time to time, the “PES LLC Agreement”) and will receive LLC Units (as defined herein) and shares of Class B common stock, par value $0.001 per share, of the Corporation (the “Class B Common Stock”);

WHEREAS, in connection with the IPO, the Carlyle Fund Stockholders will receive shares of Class A Common Stock; and

WHEREAS, in connection with the IPO and the related transactions described in the IPO Registration Statement, the Corporation has agreed to grant to the Holders (as defined herein) certain rights with respect to the registration of the Registrable Securities (as defined herein) on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the Parties, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Section 1.                                           Definitions and Interpretation.

(a)                                 Definitions.  For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1(a):

“Affiliate” shall mean, with respect to any specified Person, (i) any Person that directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such specified Person or (ii) in the event that the specified Person is a natural Person, a member of the immediate family of such Person.

“Agreement” shall have the meaning set forth in the preamble.

“Board” shall mean the Board of Directors of the Corporation.

“Business Day” shall mean any day other than a Saturday or a Sunday or a day on which banks located in New York City, New York generally are authorized or required by Law to close.

“Carlyle Fund Stockholders” shall mean each of the entities identified on Schedule 1 hereto.

“Carlyle PES” shall mean Carlyle PES, L.L.C., a Delaware limited liability company.

“Class A Common Stock” shall have the meaning set forth in the recitals.

“Class B Common Stock” shall have the meaning set forth in the recitals.

“Control,” including the correlative terms “Controlling,” “Controlled by” and “under common Control with,” shall mean the possession, directly or indirectly (through one or more intermediaries, of the power to direct or cause the direction of the management and policies (whether through ownership of voting securities, by contract or otherwise) of a Person.

“Corporation” shall have the meaning set forth in the preamble.

“Corporation Indemnified Persons” shall have the meaning set forth in Section 7(b).

“Demand Notice” shall have the meaning set forth in Section 2(a).

“Demand Registration” shall have the meaning set forth in Section 2(a).

“Equity Securities” shall mean (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock of such corporation (whether voting or nonvoting and whether common or preferred), (ii) with respect to any Person that is not a corporation, individual or governmental entity, any and all partnership, membership, limited liability company or other equity interests of such Person that confer on the holder thereof the right to receive a share of the profits and losses of, or the distribution of assets of the issuing Person, and (iii) any and all warrants, rights (including conversion and exchange rights) and options to purchase any security described in the clause (i) or (ii) above. Unless otherwise indicated, the term “Equity Securities” refers to Equity Securities of the Corporation.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Holder” shall mean each of PESC Company and the Carlyle Fund Stockholders for as long as such Person is a record owner of Registrable Securities.

“Indemnified Party” and “Indemnifying Party” shall have the respective meanings set forth in Section 7(c).

“IPO” shall have the meaning set forth in the recitals.

“IPO Registration Statement” shall mean the Registration Statement on Form S-1 (File No. 333-202119) and the prospectus contained therein, relating to the IPO filed by the Corporation with the SEC under the Securities Act, as it has been or as it may be amended or supplemented from time to time.

“LLC Units” shall mean the common units representing limited liability company interests in PES LLC.

“Losses” shall have the meaning set forth in Section 7(a).

“Notice” shall have the meaning set forth in Section 2(a).

“Parties” shall mean the Corporation, PESC Company and the Carlyle Fund Stockholders.

“Partner Distribution” shall have the meaning set forth in Section 2(a).

“Percentage Interest” shall mean, as among the Registrable Securities and with respect to a Holder at a particular time, such Holder’s percentage interest in the Corporation determined by dividing such Holder’s Registrable Securities by the total Registrable Securities of all Holders at such time.  The Percentage Interest of each Holder shall be calculated to the 4th decimal place and the Percentage Interest of the Carlyle Fund Stockholders shall take into account the number of Registrable Securities that correspond to Carlyle PES’ ownership of PESC Company.

“Person” shall mean an individual or any corporation, partnership, limited liability company, trust, unincorporated organization, association, joint venture or any other organization or entity, whether or not a legal entity.

“PES LLC” shall have the meaning set forth in the recitals.

“PES LLC Agreement” shall have the meaning set forth in the recitals.

“PESC Company” shall have the meaning set forth in the preamble.

“Piggyback Notice” shall have the meaning set forth in Section 3(a).

“Piggyback Registration” shall have the meaning as set forth in Section 3(a).

“Proceeding” shall mean an action, claim, suit, arbitration or proceeding (including an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” shall mean the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A or Rule 430B promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Public Offering” shall mean any underwritten public offering of the Corporation’s Equity Securities by the Corporation, the Holders and/or any other holders of the Corporation’s Equity Securities pursuant to an effective registration statement under the Securities Act or the consummation of a similar public offering by the Corporation pursuant to a comparable process under applicable foreign securities laws.

“Registrable Securities” shall mean (i) any Class A Common Stock (A) issued by the Corporation in connection with the IPO to the Carlyle Fund Stockholders or (B) issued by the Corporation in a Share Settlement (x) in connection with the redemption by PES LLC of LLC Units owned by PESC Company or (y) at the election of the Corporation, in a direct exchange for LLC Units owned by PESC Company, in each case in accordance with the terms of the PES LLC Agreement; (ii) any common Equity Securities of the Corporation or of any Subsidiary of the Corporation issued or issuable with respect to the securities referred to in clause (i) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization; and (iii) any other shares of Class A Common Stock owned by Persons that are the registered holders of securities described in clauses (i) or (ii) above.  As to any particular Registrable Securities owned by any Person, such securities shall cease to be Registrable Securities on the date such securities have been (a) sold or distributed pursuant to a Public Offering, (b) sold in compliance with Rule 144 following the consummation of the IPO or (c) repurchased by the Corporation or a Subsidiary of the Corporation.  For purposes of this Agreement, a Person shall be deemed to be a Holder, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire, directly or indirectly, such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder; provided, however, a holder of Registrable Securities may only request that Registrable Securities in the form of Equity Securities of the Corporation that is registered or to be registered as a class under Section 12 of the Exchange Act be registered pursuant to this Agreement.  For the avoidance of doubt, while LLC Units and/or shares of Class B Common Stock may constitute Registrable Securities, under no circumstances shall the Corporation be obligated to register LLC Units or shares of Class B Common Stock, and only shares of Class A Common Stock issuable upon redemption or exchange of such LLC Units and/or Class B Common Stock will be registered.

“Registration Statement” shall mean any registration statement of the Corporation under the Securities Act which permits the public offering of any of the Registrable Securities pursuant to the provisions herein, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” shall mean Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“SEC” shall mean the Securities and Exchange Commission or any successor agency having jurisdiction under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Share Settlement” shall have the meaning set forth in the PES LLC Agreement.

“Stockholder Indemnified Persons” shall have the meaning set forth in Section 7(a).

“Subsidiary” shall mean, with respect to the Corporation, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of Equity Securities of such Person entitled (without regard to the occurrence of any contingency) to vote in the election of directors is at the time owned or controlled, directly or indirectly, by the Corporation, or (ii) if a limited liability company, partnership, association or other business entity, either (x) a majority of the Equity Securities of such Person entitled (without regard to the occurrence of any contingency) to vote in the election of managers, general partners or other oversight board vested with the authority to direct management of such Person is at the time owned or controlled, directly or indirectly, by the Corporation or (y) the Corporation or one of its Subsidiaries is the sole manager or general partner of such Person.

(b)                                 Interpretation.  In this Agreement: (a) pronouns in the masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa; (b) the term “including” shall be construed to be expansive rather than limiting in nature and to mean “including, without limitation;” (c) the word “or” is inclusive, (d) references to “recitals” and Sections refer to “recitals” and Sections of this Agreement; (e) the words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited; (f) references in any Section or definition to any clause means such clause of such Section or definition; (g) all references to money refer to the lawful currency of the United States; and (h) references to “federal” or “Federal” means U.S. federal or U.S. Federal, respectively.  The Section titles and headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

Section 2.                                           Demand Registration.

(a)                                 Requests for Registration.  Subject to the limits set forth below, at any time after the one hundred eightieth (180th) day after the IPO (or such shorter period of time as may be permitted by the managing underwriters of such IPO), PESC Company shall have the right, by delivering a written notice to the Corporation (a “Demand Notice”) to require the Corporation to register, pursuant to the terms herein and in accordance with the provisions of the Securities Act, the number of Registrable Securities requested to be so registered pursuant to the terms herein (a “Demand Registration”).  Within ten (10) days after receipt by the Corporation of a Demand Notice, the Corporation shall give written notice (the “Notice”) of such Demand Notice to all other Holders and shall, subject to the provisions of Section 2(b) hereof, include in such registration all Registrable Securities with respect to which the Corporation received written requests for inclusion therein within twenty (20) days after such Notice is given by the Corporation to such Holders.  A Demand Notice shall only be binding on the Corporation if the sale of all Registrable Securities requested to be registered (pursuant to such Demand Notice and in response to the Notice) is reasonably expected to result in aggregate gross proceeds in excess of Fifty Million Dollars ($50,000,000).

Following receipt of a Demand Notice for a Demand Registration, the Corporation shall use its reasonable best efforts to file a Registration Statement covering all Registrable Securities requested to be included in such registration by the Holders (subject to the limitations set forth in this Agreement) as promptly as practicable, but not later than sixty (60) days after such Demand Notice, and shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.

Notwithstanding the foregoing, PESC Company shall be entitled to six (6) Demand Registrations; provided, however, that there shall be no limit to the number of Demand Registrations by PESC Company that constitute “shelf” registrations as contemplated by the next succeeding sentence.  If the Corporation is eligible to use Form S-3 (or comparable form) for the registration under the Securities Act of any of its securities, PESC Company shall be entitled to request that any Demand Registration (which shall include, for purposes of “shelf” registrations, demands for underwritten offerings pursuant to the applicable shelf registration statement, and, notwithstanding the threshold set forth in the first paragraph of this Section 2(a), the amount of gross proceeds reasonably expected to result from such Demand Registration shall be in excess of One Million Dollars ($1,000,000)) for which it is delivering a Demand Notice be a “shelf” registration pursuant to Rule 415 under the Securities Act.  Notwithstanding any other provisions of this Section 2, in no event shall more than one Demand Registration occur within any six-month period from the effective date of any Registration Statement filed pursuant to a prior Demand Notice or within 120 days after the effective date of any other Registration Statement filed by the Corporation; provided, however, that no Demand Registration may be prohibited for such 120-day period more often than once in a 12-month period.

No Demand Registration shall be deemed to have occurred for purposes of this Section 2 if the Registration Statement relating thereto (i) does not become effective, (ii) is not maintained effective for the period required pursuant to this Section 2(a) or (iii) the offering of the Registrable Securities pursuant to such Registration Statement is subject to a stop order, injunction or similar order or requirement of the SEC during such period.  In the case of each of clauses (i), (ii) and (iii), PESC Company shall be entitled to an additional Demand Registration.

All requests made pursuant to this Section 2 will specify the amount of Registrable Securities to be registered and the intended methods of disposition thereof.

The Corporation shall be required to maintain the effectiveness of the Registration Statement (except in the case of a requested “shelf” registration) with respect to any Demand Registration for a period of at least 180 days after the effective date thereof or such shorter period in which all Registrable Securities included in such Registration Statement have actually been sold; provided, however, that such period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of (x) an underwriter or (y) the Corporation pursuant to the provisions herein.  The Corporation shall be required to maintain the effectiveness of a shelf Registration Statement with respect to any Demand Registration at all times after the effective date thereof until all Registrable Securities included in such Registration Statement have actually been sold; provided, however, that any Holder of Registrable Securities that have been included in a shelf Registration Statement may request that such Registrable Securities be removed from such Registration Statement, in which event the Corporation shall promptly either withdraw such Registration

Statement or file a post-effective amendment to such Registration Statement removing such Registrable Securities.

Notwithstanding anything contained herein to the contrary, the Corporation hereby agrees that (i) each Demand Registration that is a “shelf” registration pursuant to Rule 415 under the Securities Act shall contain all language (including on the Prospectus cover sheet, the principal stockholders’ table and the plan of distribution) as may be reasonably requested by PESC Company to allow for a distribution to, and resale by, the direct and indirect partners, members or stockholders of PESC Company (a “Partner Distribution”) and (ii) the Corporation shall, at the reasonable request of PESC Company if seeking to effect a Partner Distribution, file any Prospectus supplement or post-effective amendments and otherwise take any action reasonably necessary to include such language, if such language was not included in the initial Registration Statement, or revise such language if deemed reasonably necessary by PESC Company to effect such Partner Distribution.

(b)                                 Priority on Demand Registration.  If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in a firm commitment Public Offering, and the managing underwriter or underwriters advise the selling Holders in writing that in its or their view the total number or dollar amount of Registrable Securities proposed to be sold in such offering is such as to adversely affect the success of such offering (including securities proposed to be included by other Holders), then the number of Registrable Securities that in the opinion of such managing underwriter can be sold without adversely affecting such offering shall be allocated pro rata among the Holders (to the extent each is a selling Holder) in proportion to their respective Percentage Interests.

In connection with any Demand Registration to which the provisions of this subsection (b) apply, no securities other than Registrable Securities shall be covered by such Demand Registration, and such registration shall not reduce the number of available Demand Registrations under this Section 2 in the event that the Registration Statement excludes more than 20% of the aggregate number of Registrable Securities requested to be included by the Holders (whether pursuant to the Demand Notice or in response to the Notice) .

(c)                                  Postponement of Demand Registration.  The Corporation shall be entitled to postpone (but not more than once in any 12-month period), for a reasonable period of time not in excess of 120 days, the filing of a Registration Statement if the Corporation delivers to PESC Company a resolution of the Board that, in the good faith judgment of the Board, such registration and offering would reasonably be expected to materially adversely affect any bona fide material financing of the Corporation or any material transaction under consideration by the Corporation or would require disclosure of information that has not been disclosed to the public and is not otherwise required to be disclosed at that time, the premature disclosure of which would materially adversely affect the Corporation.  Such Board resolution shall contain a statement of the reasons for such postponement and an approximation of the anticipated delay.  PESC Company shall keep the information contained in such resolution confidential on the same terms set forth in Section 5(p).  If the Corporation shall so postpone the filing of a Registration Statement, PESC Company shall have the right to withdraw the request for registration by giving written notice to the Corporation within 20 days of the anticipated termination date of the postponement period, as provided in such resolution delivered to PESC Company, and in the event of such withdrawal, such request shall not be counted for purposes of the number of Demand Registrations to which PESC Company is entitled pursuant to the terms herein.

(d)                                 Use, and Suspension of Use, of Shelf Registration Statement.  If the Corporation has filed a “shelf” Registration Statement and has included Registrable Securities therein, the Board may, by written notice to the Holders of any such Registrable Securities included therein, require such Holders to provide to the Corporation written notice of their intention to offer or sell Registrable Securities pursuant to such Registration Statement at least two Business Days prior to any such offer of sale.  The Corporation shall be entitled to suspend (but not more than an aggregate of 120 days in any 12-month period), for a reasonable period of time not in excess of 120 days, the offer or sale of Registrable Securities pursuant to such Registration Statement by any Holder if (i) a “road show” is not then in progress with respect to a proposed offering of Registrable Securities by such Holder pursuant to such Registration Statement and such Holder has not executed an underwriting agreement with respect to a pending sale of Registrable Securities pursuant to such Registration Statement and (ii) the Corporation delivers to the Holders included in such Registration Statement a resolution of the Board that, in the good faith judgment of the Board, such offer or sale would reasonably be expected to materially adversely affect any bona fide material financing of the Corporation or any material transaction under consideration by the Corporation or would require disclosure of information that has not been disclosed to the public and is not otherwise required to be disclosed at that time, the premature disclosure of which would materially adversely affect the Corporation.  Such Board resolution shall contain a statement of the reasons for such postponement and an approximation of the anticipated delay.  The Holders receiving such resolution shall keep the information contained in such certificate confidential on the same terms set forth in Section 5(p).

Section 3.                                           Piggyback Registration.

(a)                                 Holder Right to Piggyback.  If, at any time after the IPO, the Corporation proposes to file a Registration Statement under the Securities Act with respect to an offering of Equity Securities by and for the account of the Corporation (other than a Registration Statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan), then, each such time, the Corporation shall give prompt written notice of such proposed filing at least 15 days before the anticipated filing date (the “Piggyback Notice”) to each of the Holders.  The Piggyback Notice shall offer to each Holder the opportunity to include in such Registration Statement the number of Registrable Securities as each of the Holders may request (a “Piggyback Registration”).  Subject to Section 3(b) hereof, the Corporation shall include in each such Piggyback Registration all Registrable Securities with respect to which the Corporation has received written requests for inclusion therein within 10 days after Notice has been given to such applicable Holder.  Each of the Holders shall be permitted to withdraw all or part of its Registrable Securities from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration.  The Corporation shall not be required to maintain the effectiveness of the Registration Statement for a Piggyback Registration beyond the earlier to occur of (i) 180 days after the effective date thereof or (ii) consummation of the distribution by each such Holder included in such Registration Statement; provided, however, that any Holder of Registrable Securities that has been included on such shelf Registration Statement may request that such Registrable Securities be removed from such Registration Statement, in which event the

Corporation shall promptly either withdraw such Registration Statement or file a post-effective amendment to such Registration Statement removing such Registrable Securities.

(b)                                 Priority on Piggyback Registrations.  The Corporation shall use its reasonable best efforts to cause the managing underwriter or underwriters of a proposed Public Offering to permit each of the Holders, as requested to be included in the registration for such offering, to include all such Registrable Securities on the same terms and conditions as any other Equity Securities, if any, of the Corporation included therein.  Notwithstanding the foregoing, if the managing underwriter or underwriters of such Public Offering have informed the Corporation in writing that in its or their view the total number or dollar amount of Equity Securities that the Holders, the Corporation and any other Persons having rights to participate in such registration intend to include in such offering is such as to adversely affect the success of such offering, then the number of Equity Securities that in the opinion of such managing underwriter can be sold without adversely affecting such offering shall be included in the following order:

(i)                                     first, the Equity Securities for the account of the Corporation; and

(ii)                                  second, Equity Securities allocated pro rata to the Holders (to the extent such Holder is participating in such offering) in proportion to their respective Percentage Interests.

Notwithstanding anything contained herein to the contrary, the Corporation hereby agrees that (i) any Piggyback Registration that is a “shelf” registration pursuant to Rule 415 under the Securities Act shall contain all language (including on the Prospectus cover sheet, the principal stockholders’ table and the plan of distribution) as may be reasonably requested by such Holder to allow for a Partner Distribution and (ii) the Corporation shall, at the reasonable request of the Holder seeking to effect a Partner Distribution, file any Prospectus supplement or post-effective amendments and otherwise take any action reasonably necessary to include such language, if such language was not included in the initial Registration Statement, or revise such language if deemed reasonably necessary by such Holder to effect such Partner Distribution.

Notwithstanding anything herein to the contrary, in respect of any offering contemplated herein (whether under Section 2, Section 3 or otherwise) no Holder nor any of its Affiliates (other than the Corporation), officers, directors, managers, partners, members, stockholders or representatives shall be required directly or indirectly to make any representations or warranties to, or agreements with, the Corporation or the underwriters (including agreements with respect to indemnification) other than representations, warranties or agreements regarding such Holder, its ownership of and title to the Registrable Securities and its intended method of distribution, and any liability of any such Holder or its Affiliates (other than the Corporation) to any underwriter or other Person under such underwriting agreement shall be limited to liability arising from a breach of its representations and warranties and shall be limited to an amount equal to the total price at which the securities sold by such Holder were offered to the public (net of discounts and commissions paid by such Holder in connection with such offering).

Section 4.                                           Restrictions on Public Sale by Holders.  The Holders each agree, in connection with any Public Offering made pursuant to a Registration Statement filed pursuant to Section 2 or Section 3 (whether or not such Holder elected to include Registrable Securities in such Registration Statement), if requested (pursuant to a written notice) by the managing underwriter or underwriters in a Public Offering, not to effect any public sale or distribution of any Equity Securities (except as part of such Public Offering), including a sale pursuant to Rule 144, or to give any Demand Notice during the period commencing on the date of the request (which shall be no earlier than 14 days prior to the expected “pricing” of such offering) and continuing for not more than 60 days (with respect to any Public Offering made after the IPO) after the date of the Prospectus (or Prospectus supplement if the offering is made pursuant to a “shelf” registration) pursuant to which such Public Offering shall be made or such shorter period as is required by the managing underwriter; provided, however, that the Corporation and all officers and directors of the Corporation must be subject to the same restrictions.

Section 5.                                           Registration Procedures.  If and whenever the Corporation is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2 or Section 3, the Corporation shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Corporation shall cooperate in the sale of the securities and shall, as expeditiously as possible:

(a)                                 Prepare and file with the SEC a Registration Statement or Registration Statements on any form which shall be available for the sale of the Registrable Securities by the Holders thereof or the Corporation in accordance with the intended method or methods of distribution thereof (including a Partner Distribution), and use its reasonable best efforts to cause such Registration Statement to become effective and to remain effective as provided herein; provided, however, that no later than 10 days before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), the Corporation shall furnish or otherwise make available to the Holders covered by such Registration Statement, their counsel, if any, and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents shall be subject to the review and comments of such Holders, counsel and managing underwriters.

(b)                                 Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; and cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; provided, however, that any Holder that has been included on a “shelf” Registration Statement may request that such Holder’s Registrable Securities be removed from such Registration Statement, in which event the Corporation shall promptly either withdraw such Registration Statement or file a post-effective amendment to such Registration Statement removing such Registrable Securities.

(c)                                  Notify each selling Holder, its counsel, if any, and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a

Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any notice from the SEC that there will be a review of a Registration Statement and promptly provide such Holders, their counsel, if any, and the managing underwriters, if any, with a copy of any SEC comments received by the Corporation in connection therewith, (iii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (v) if at any time the representations and warranties of the Corporation contained in any agreement (including any underwriting agreement) contemplated by Section 5(o) cease to be true and correct, (vi) of the receipt by the Corporation of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (vii) of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)                                 Use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction.

(e)                                  If requested by the managing underwriters, if any, or any Holder being sold in connection with a Public Offering, promptly include in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such Holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Corporation has received such request.

(f)                                   Furnish or make available to each selling Holder, its counsel, if any, and each managing underwriter, if any, without charge, at least five conformed copies of the Registration Statement, the Prospectus and Prospectus supplements, if applicable, and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits, unless requested by such Holder, counsel or underwriter) as such Persons may reasonably request.

(g)                                  Deliver to each selling Holder, its counsel, if any, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such Persons may reasonably request in connection with the distribution of the Registrable Securities; and the Corporation, subject to the last paragraph of this Section 5, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto.

(h)                                 Prior to any Public Offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the selling Holders, the managing underwriter or underwriters and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions within the United States as any seller or the managing underwriter or underwriters reasonably requests and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable such Holders to consummate the disposition of such Registrable Securities in such jurisdiction; provided, however, that the Corporation will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified, (ii) subject itself to taxation in any such jurisdiction where it is not then so subject, or (iii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.

(i)                                     Cooperate with the selling Holders and the managing underwriter or underwriters to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each Holder that the Registrable Securities represented by the certificates so delivered by such Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or Holders may request at least two (2) Business Days prior to any sale of Registrable Securities in a firm commitment Public Offering, but in any other such sale, within 10 Business Days prior to having to issue the securities or otherwise cooperate with the selling Holders and the managing underwriters, if any, to facilitate the timely electronic book-entry evidencing the transfer of the Registrable Securities to be sold.

(j)                                    Use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States as are reasonably requested by the selling Holders and the managing underwriters, if any, except as may be required solely as a consequence of the nature of such selling Holder’s business, in which case the Corporation will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals, as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities.

(k)                                 Upon the occurrence of any event contemplated by Section 5(c)(vii) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(l)                                     Prior to the effective date of the Registration Statement relating to the Registrable Securities, provide a CUSIP number for the Registrable Securities.

(m)                             Provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement.

(n)                                 Use its reasonable best efforts to cause all shares of Registrable Securities covered by such Registration Statement to be authorized to be listed on a national securities exchange if shares of the particular class of Registrable Securities are at that time listed on such exchange, as the case may be.

(o)                                 Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in Public Offerings) and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the managing underwriters, if any) to expedite or facilitate the disposition of such Registrable Securities, and in connection therewith, whether or not an underwriting agreement is entered into and whether or not the registration is a Public Offering, (i) make such representations and warranties to the Holders and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in Public Offerings, and, if true, confirm the same if and when requested, (ii) furnish to the selling Holders opinions and a negative assurance letter of counsel to the Corporation and updates thereof (which counsel, opinions and letter (in form, scope and substance, in the case of such opinions and such letter) shall be reasonably satisfactory to the selling Holders, the managing underwriters, if any, and counsels to the selling Holders, if any), addressed to each selling Holder and each of the underwriters, if any, covering the matters customarily covered in opinions and negative assurance letters requested in Public Offerings and such other matters as may be reasonably requested by such Holders, their counsel, if any, and underwriters, (iii) obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Corporation (and, if necessary, any other independent certified public accountants of any Subsidiary of the Corporation or of any business acquired by the Corporation for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each selling Holder (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with Public Offerings, which form and substance shall be acceptable to the selling Holders, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Section 7 hereof with respect to all parties to be indemnified pursuant to said Section and (v) deliver such documents and certificates as may be reasonably requested by any selling Holder, such Holder’s counsel, if any, and the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to Section 5(o)(i) above and to evidence compliance with the conditions contained in the underwriting agreement or other agreement entered into by the Corporation.  The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.

(p)                                 Make available for inspection by the selling Holders, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorneys or accountants retained by such selling Holders or underwriter, in an electronic dataroom or at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Corporation and its subsidiaries, and cause the officers, directors and employees of the Corporation and its subsidiaries to supply all information in each case reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any information that is not publicly available at the time of delivery of such information shall be kept confidential by such Persons (other than disclosure by such Persons to such Persons’ respective Affiliates) unless (i) disclosure of such information is required by court or administrative order or other legal process, (ii) disclosure of such information is required by law, or (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such Person.  In the case of a proposed disclosure pursuant to (i) or (ii) above, such Person shall be required to give the Corporation written notice of the proposed disclosure prior to such disclosure and, if requested by the Corporation, assist the Corporation in seeking to prevent or limit the proposed disclosure.

(q)                                 Comply with all applicable rules and regulations of the SEC and make available to its security Holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, or any similar rule promulgated under the Securities Act, no later than 60 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts Public Offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Corporation after the effective date of a Registration Statement, which statements shall cover one of said 12-month periods.

(r)                                    Cause its officers to support the marketing of the Registrable Securities covered by the Registration Statement (including participation in “road shows”).

Notwithstanding anything contained herein to the contrary, the Corporation hereby agrees that any Demand Registration that is a “shelf” registration pursuant to Rule 415 under the Securities Act shall contain all language (including on the Prospectus cover sheet, the principal stockholders’ table and the plan of distribution) as may be reasonably requested by a selling Holder.  The Corporation may require each selling Holder of Registrable Securities as to which any registration is being effected to furnish to the Corporation in writing such information required in connection with such registration regarding such seller and the distribution of such Registrable Securities as the Corporation may, from time to time, reasonably request in writing.

Each Holder agrees if such Holder has Registrable Securities covered by such Registration Statement that, upon receipt of any notice from the Corporation of the happening of any event of the kind described in Sections 5(c)(iii), 5(c)(iv), 5(c)(v), 5(c)(vi) or 5(c)(vii), such

Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder is advised in writing by the Corporation that the disposition may be resumed and, if applicable, has received copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof, together with any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that the Corporation shall extend the time periods under Section 2 with respect to the length of time that the effectiveness of a Registration Statement must be maintained by the amount of time the Holder is required to discontinue disposition of such securities.

Section 6.                                           Registration Expenses.  All fees and expenses incident to the performance of or compliance with the provisions herein by the Corporation (including (i) all registration and filing fees (including fees and expenses (A) with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc. and the SEC, (B) of compliance with securities or Blue Sky laws, including any fees and disbursements of counsel for the underwriters in connection with Blue Sky qualifications of the Registrable Securities pursuant to Section 5(h) and (C) of listing and registration with a national securities exchange), (ii) printing expenses (including expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriters, if any, or by the Holders of a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses of the Corporation, (iv) fees and disbursements of counsel for the Corporation, (v) expenses of the Corporation incurred in connection with any “road show,” (vi) fees and disbursements of all independent certified public accountants referred to in Section 5(o)(iii) hereof (including the expenses of any “cold comfort” letters required herein) and any other persons, including special experts retained by the Corporation, (vii) rating agency fees and (viii) fees and disbursements of one counsel for the Holders whose shares are included in a Registration Statement (which counsel shall be selected by PESC Company, if participating, or the Holders of a majority of the Registrable Securities included in such Registration Statement)) shall be borne by the Corporation whether or not any Registration Statement is filed or becomes effective.  In addition, the Corporation shall pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Corporation are then listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Corporation.

Section 7.                                           Indemnification.

(a)                                 Indemnification by the Corporation.  The Corporation shall, as to time, indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its Affiliates, officers, directors, partners, members, managers, stockholders, accountants, attorneys, agents and employees of each of them, each Person who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, stockholders, accountants, attorneys, agents and employees of each such controlling person (collectively, the “Stockholder Indemnified Persons”), from and against any and all losses, claims, damages, liabilities, costs (including costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or Proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any Prospectus, offering circular or other document (including any related Registration Statement, “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act), “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, notification or the like) incident to any such registration, qualification, or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any Prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation by the Corporation of the Securities Act or state securities or Blue Sky laws or, in each case, any rule or regulation thereunder applicable to the Corporation and relating to action or inaction required of the Corporation in connection with any such registration, qualification, or compliance, and will reimburse each such Stockholder Indemnified Person for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action; provided, however, that the Corporation will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission by such Holder or underwriter, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Corporation by such Holder or underwriter specifically for use in connection with the preparation of such Registration Statement, Prospectus, offering circular or other document.  The Corporation also agrees to indemnify any underwriter of Registrable Securities and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter, on substantially the same basis as that provided to the Stockholder Indemnified Persons in this Section 7(a).

(b)                                 Indemnification by Holder.  In connection with any Registration Statement in which a Holder is participating, such Holder shall furnish to the Corporation in writing such information as the Corporation reasonably requests for use in connection with any Registration Statement or Prospectus and agrees to indemnify, to the fullest extent permitted by law, severally and not jointly, the Corporation, its directors, officers, managers, accountants, attorneys, agents and employees, each Person who controls the Corporation (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, partners, members, managers, stockholders, accountants, attorneys, agents or employees of such controlling persons (collectively, the “Corporation Indemnified Persons”), from and against all Losses arising out of or based upon (i) any untrue statement of a material fact contained, on the effective date thereof, in any such Registration Statement, Prospectus, offering circular or other document, or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any Prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each such Corporation Indemnified Person for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement, Prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Corporation by such Holder specifically for use in connection with the preparation of such Registration Statement, Prospectus, offering circular or other document; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided, further, that the liability of each selling Holder hereunder shall be individual, and not joint and several, and shall be limited to the net proceeds received by such selling Holder from the sale of Registrable Securities covered by such Registration Statement.  Each such Holder also agrees to indemnify any underwriter of Registrable Securities and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriter, on substantially the same basis as that provided to the Corporation Indemnified Persons in this Section 7(b).

(c)                                  Conduct of Indemnification Proceedings.  If any Person shall be entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any Proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been prejudiced by such delay or failure.  The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or Proceeding, to, unless in the Indemnified Party’s reasonable judgment a conflict of interest between such Indemnified and Indemnifying Parties may exist in respect of such claim, assume, at the Indemnifying Party’s expense, the defense of any such claim or Proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party agrees to pay such fees and expenses, (ii) the Indemnifying Party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or Proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party (in which case the Indemnified Party shall have the right to employ counsel and to assume the defense of such claim or Proceeding), (iii) the Indemnified Party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such Indemnified Party which are additional to or conflict with those available to the Indemnifying Party or (iv) the named parties to any such claim or Proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them; provided, further, that the Indemnifying Party shall not, in connection with any one such claim or Proceeding or separate but substantially similar or related claims or Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the Indemnified Parties, or for fees and expenses that are not reasonable.  Whether or not such defense is assumed by the Indemnifying Party, such Indemnified Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld).  The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder.

(d)                                 Contribution.  If the indemnification provided for in this Section 7 is unavailable to an Indemnified Party in respect of any Losses (other than in accordance with its terms), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

(e)                                  The Parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d).  Notwithstanding the provisions of this Section 7, an Indemnifying Party that is a selling Holder shall not be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Registrable Securities sold by such Indemnifying Party exceeds the amount of any damages that such Indemnifying Party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The obligation of each selling Holder to contribute pursuant to this Section 7 is several, and not joint, in proportion to the net proceeds of the offering received by such selling Holder in relation to the total net proceeds of the offering received by all of the selling Holders.

(f)                                   Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in any underwriting agreement entered into in connection with any Public Offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

Section 8.                                           Rule 144.  After the IPO, the Corporation shall file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner, and will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144.  Upon the request of any Holder, the Corporation shall deliver to such Holder a written statement as to whether it has complied with such requirements.

Section 9.                                           Underwritten Registrations.  If any Demand Registration is a Public Offering, the Holder including the largest amount of Registrable Securities in such Demand Registration shall have the right to select the investment banker or investment bankers and managers to administer the offering, subject to approval by the Board, not to be unreasonably withheld.  The Corporation shall have the right to select the investment banker or investment bankers and managers to administer any Piggyback Registration.

Section 10.                                    Limitation on Subsequent Registration.  From and after the effective date of the PES LLC Agreement, the Corporation shall not, without the prior written consent of the Holders, enter into any agreement with any Holder or prospective holder of any Equity Securities of the Corporation, giving such Holder or prospective holder any registration rights the terms of which are equivalent to or more favorable than the registration rights granted to Holders hereunder, or which would reduce the amount of Registrable Securities the Holders can include in any registration filed pursuant to Section 2 hereof, unless such rights are subordinate to those of the Holders.

Section 11.                                    Miscellaneous.

(a)                                 Amendments and Waivers.  Except as otherwise expressly provided herein, this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Holders.

(b)                                 Entire Agreement.  This Agreement is intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Corporation set forth herein.  This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter.

(c)                                  Notices.  All notices required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered, telecopied and confirmed, or mailed by certified mail, return receipt requested, or overnight delivery service with proof of receipt maintained, at the following address (or any other address that any such Party may designate by written notice to the other Parties):

(i)                                     if to the Corporation, to the address of its principal executive offices; and

(ii)                                  if to any Holder, at such Holder’s address as set forth in Schedule 2 hereto.

Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by telecopy, be deemed received on the first Business Day following confirmation; shall, if delivered by overnight delivery service, be deemed received the first Business Day after being sent; and shall, if delivered by certified mail, be deemed received upon the earlier of actual receipt thereof or five Business Days after the date of deposit in the United States mail.

(d)                                 Termination.  The provisions herein shall terminate on the date when no Registrable Securities remain outstanding; provided, however; that Sections 6 and 7 shall survive any termination hereof.

(e)                                  Governing Law.  This agreement is governed by and shall be construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles of such state.

(f)                                   Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.  Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

(g)                                  Counterparts.  This Agreement may be executed in any number of counterparts (including PDF or facsimile counterparts), each of which, when so executed and delivered, shall be deemed an original, and all of which together shall constitute a single instrument.  Delivery of a copy of this Agreement bearing an original signature by facsimile transmission or by electronic mail shall have the same effect as physical delivery of the paper document bearing the original signature.

(h)                                 Specific Performance.  The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties hereto do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions.  Accordingly, the Parties acknowledge and agree that the Parties shall be entitled, in addition to any other remedy to which they are entitled under the terms of this Agreement at law or in equity, to an injunction, specific performance and other equitable relief to prevent or restrain breaches, or threatened or imminent breaches, of this Agreement and to enforce specifically the terms and provisions hereof.  Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to this Section 11(h) on the basis that (i) there is adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity.  Any Party seeking an injunction or injunctions to prevent breaches of this Agreement when available pursuant to the terms of this Agreement and to enforce specifically the terms and provisions of this Agreement when available pursuant to this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

*                                         *                                         *                                         *                                         *

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

PHILADELPHIA ENERGY SOLUTIONS INC.

By:
Name: [•]
Title: [•]

PESC COMPANY, LP

By:	PESC COMPANY GP, LLC, its general
partner

By:
Name: [•]
Title: [•]

CARLYLE CEMOF AIV INVESTORS
HOLDINGS, L.P.

By:	[•], its general partner

By:
Name: [•]
Title: [•]

CARLYLE CEOF AIV INVESTORS
HOLDINGS, L.P.

By:	[•], its general partner

By:
Name: [•]
Title: [•]

[Signature Page to Registration Rights Agreement]

Schedule 1

Carlyle Fund Stockholders

Carlyle CEMOF AIV Investors Holdings, L.P.

Carlyle CEOF AIV Investors Holdings, L.P.

Schedule 2

Holders’ Addresses for Notice

Holder	Mailing Address	Facsimile
PESC Company, LP	c/o PESC Company GP, LLC 1735 Market Street, 10th Floor Philadelphia, PA 19103 Attention: General Counsel	[•]

Carlyle CEMOF AIV Investors Holdings, L.P.	c/o The Carlyle Group 1001 Pennsylvania Ave. NW Suite 220 South Washington, D.C. 20004-2505	[•]

Carlyle CEOF AIV Investors Holdings, L.P.	c/o The Carlyle Group 1001 Pennsylvania Ave. NW Suite 220 South Washington, D.C. 20004-2505	[•]